Exhibit 10.4

CENTRAL VIRGINIA BANKSHARES, INC.

STOCK AWARD AGREEMENT

THIS AGREEMENT dated as of the ____ day of ___________, ____, but effective as of ___________ ___, ____, between CENTRAL VIRGINIA BANKSHARES, INC., a Virginia corporation (the “Company”), and ________________ (“Executive”), is made pursuant and subject to the provisions of the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”). All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

WHEREAS, the Company has determined that it is in the best interest of the Company to provide an incentive to Executive to acquire a proprietary interest in the Company and, as a stockholder, to share in its success, thus creating an added incentive for each Executive to counsel and consult effectively for the Company and in the Company’s interest;

WHEREAS, the Company maintains the Plan;

WHEREAS, participation in the Plan is effected by an award of the Board of Directors and the execution of this Stock Award Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

1.          Award of Stock. Pursuant to the Plan, the Company, on [award date] (the “Award Date”), granted Participant [number of shares] shares of Common Stock (“Restricted Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.

2.           Restrictions. Except as provided in this Agreement, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3.          Vesting. Participant’s interest in the shares of Restricted Stock shall be transferable and nonforfeitable (“Vested”) as follows: _____ shares on the _____ anniversary of the Award Date, another ______ of the shares of Restricted Stock on the _______ anniversary of the Award Date and the remaining of the shares of Restricted Stock on the ______ anniversary of the Award Date. Any shares that have not been previously become Vested or forfeited, shall become Vested as of the date of a Change in Control in accordance with Plan section 8.04.

4.           Forfeiture. All shares of Restricted Stock that are not then Vested shall be forfeited if Participant’s employment with the Company or an Affiliate terminates prior to the date such shares have become Vested pursuant to paragraph 3.

5.           Custody of Certificates. Custody of stock certificates evidencing the Restricted Stock shall be retained by the Company so long as the Restricted Stock is not Vested. The Company shall deliver to Participant the stock certificates evidencing the Common Stock as soon as practicable after the Restricted Stock becomes Vested.

6.           Stock Power. Participant shall deliver to the company a stock power, endorsed in blank, with respect to the Restricted Stock. The Company shall use the stock power to cancel any shares of Restricted Stock that do not become Vested. The Company shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested.

7.           Shareholder Rights. Participant will have the right to receive dividends on and to vote the Restricted Stock.

8.           Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

9.          No Right to Continued Employment. This Agreement does not confer upon Participant any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate Participant’s employment at any time.

10.        Change in Capital Structure. In accordance with the terms of the Plan, the terms of this award shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

11.        Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

12.        Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern. All reference herein to the Plan shall mean the Plan as in effect on the Award Date.

13.        Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

14.        Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

CENTRAL VIRGINIA BANKSHARES, INC.

By

(Printed Name)

PARTICIPANT

__

(Printed Name)

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